Exhibit 99.1


          Southside Bancshares, Inc. Announces Second Quarter Earnings

                   NASDAQ Global Select Market Symbol - 'SBSI'

      TYLER, Texas, Aug. 6 /PRNewswire-FirstCall/ -- Southside Bancshares, Inc. ("Southside" or the "Company") today reported its financial results for the three and six months ended June 30, 2007.

      Net income increased 29.5%, or $1.0 million, for the three months ended June 30, 2007, to $4.6 million from $3.5 million for the same period in 2006.

      Southside reported net income of $8.4 million for the six months ended June 30, 2007, an increase of $1.6 million, or 23.3%, when compared to the same period in 2006.

      B. G. Hartley, Chairman and Chief Executive Officer, stated "We are pleased with Southside's outstanding financial results. Credit for these results goes directly to our tremendous team of employees. During the first six months of 2007 we made significant progress on a number of previously discussed key initiatives, intended to increase revenues and contain costs. The success of the initiatives more than offset the additional operating expenses associated with opening three de novo branches since December 31, 2005, and the challenging interest rate environment experienced during 2007 as noninterest income, excluding gain on sale of securities available for sale, increased $1.5 million, or 14.1%, for the six months ended June 30, 2007 when compared to the same period in 2006, while for the same periods noninterest expense decreased $305,000, or 1.3%."

      "Outstanding financial results were just part of the noteworthy events reported during the second quarter," stated B. G. Hartley. "On May 17, 2007 we announced the acquisition of Fort Worth National Bank. This acquisition, which is expected to close during the third quarter, expands Southside's market to the dynamic markets of Fort Worth, Arlington and Austin. We are extremely excited about this significant opportunity. During the second quarter, shareholders received a 5% stock dividend along with news of a 9.1% increase in the quarterly cash dividend. In summary, we believe this was an exceptional quarter for both our shareholders and Southside."

      Earnings per fully diluted share increased $0.07, to $0.34 for the three months ended June 30, 2007, or 25.9%, when compared to $0.27 for the same period in 2006. Earnings per fully diluted share increased $0.11, to $0.62 for the six months ended June 30, 2007, or 21.6%, compared to $0.51 for the same period in 2006.

      The return on average shareholders' equity for the six months ended June 30, 2007 was 14.70%, compared to 12.53%, for the same period in 2006. The annual return on average assets was 0.91%, for the six months ended June 30, 2007, compared to 0.74%, for the same period in 2006.

Loan and Deposit Growth

      The Company continued to experience loan growth during the six months ended June 30, 2007, as loans increased $9.6 million, or 1.3%, to $768.7 million from $759.1 million at December 31, 2006. This increase in loans was net of approximately $6.6 million in student loan sales during the first six months. Loan growth during 2007 occurred primarily in construction loans, municipal loans, and commercial loans. The consistent growth in loans is significant given the increasing competition in the Texas banking markets we serve.

      Commenting on the loan growth, B. G. Hartley said, "Our marketplace in Texas has continued to expand over the past several years through the opening of branches in strategic market areas. Positioning for future success remains a central part of our business strategy and we believe the Fort Worth National Bank acquisition dovetails nicely into this strategy."

      During the six months ended June 30, 2007, deposits increased a solid $53.9 million, or 4.2%, to $1.34 billion from $1.28 billion at December 31, 2006. The overall growth in deposits during the six months ended June 30, 2007 resulted from our expanding branch network and continued market penetration. Price-related competition for deposits has intensified. While the Company has attempted to maintain a disciplined deposit pricing strategy, the current competitive environment could pressure the net interest margin in the coming quarters.

Net Interest Income

      Net interest income decreased $476,000, or 4.5%, to $10.1 million for the three months ended June 30, 2007, when compared to $10.5 million for the same period in 2006. Net interest income decreased $1.0 million, or 4.8%, to $20.1 for the six months ended June 30, 2007, when compared to $21.1 million for the same period in 2006. The net interest margin and net interest spread were impacted by the significant increase in short-term interest rates during 2006 combined with significantly smaller increases in long-term interest rates. This resulted in an inverted yield curve for most of 2006 and the first six months of 2007, where short-term interest rates were higher than long-term interest rates. As a result, the Company's net interest margin and net interest spread decreased to 2.57% and 1.71%, respectively, for the three months ended June 30, 2007 compared to 2.61% and 1.90%, respectively, for the same period in 2006. Compared to the previous quarter, the net interest margin and net interest spread increased to 2.57% and 1.71% respectively, for the three months ended June 30, 2007 from 2.47% and 1.67% for the three months ended March 31, 2007. Should the yield curve invert for long periods of time or invert severely our net interest margin and spread could come under additional pressure during the second half of 2007.

Net Income for the Three Months and Six Months

      The increase in net income for the three and six months ended June 30, 2007 was primarily attributable to an increase in noninterest income, a decrease in income tax expense, a decrease in noninterest expense and a decrease in provision for loan losses. Noninterest income, excluding gain on sale of available for sale securities, increased $790,000, or 13.5%, and $1.5 million, or 14.1%, for the three and six months ended June 30, 2007, compared to the same period in 2006. The increase in noninterest income was primarily the result of increases in deposit services income, gain on sale of loans, trust income, and other income. Income tax expense decreased $487,000, or 51.3%, and $163,000, or 9.7%, for the three and six months ended June 30, 2007, when compared to the same period in 2006. The decrease in income tax expense was the result of a one-time state tax credit resulting from a change in Texas tax law during the second quarter ended June 30, 2007, related to the new Texas margin tax. The one-time tax credit was $770,000, which was partially offset by an increase in our estimated margin tax of $109,000, net of tax. Provision for loan losses decreased $231,000, or 51.6%, and $395,000, or 54.2%, for the three and six months ended June 30, 2007, compared to the same period in 2006.

      Noninterest expense decreased $107,000, or 0.9%, and $305,000, or 1.3%, for the three and six months ended June 30, 2007, compared to the same period in 2006. The decrease in noninterest expense for the six months ended June 30, 2007 was primarily a result of a decrease in salaries and employee benefits of $328,000, or 2.2%, compared to the same period in 2006.

About Southside Bancshares, Inc.

      Southside Bancshares, Inc. is a bank holding company with approximately $1.82 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 36 banking centers in East Texas and operates a network of 41 ATMs.

      To learn more about Southside Bancshares, Inc., please visit our investor relations website at http://www.southside.com/investor. Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

Forward-Looking Statements

      Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, discussions of the effect of the Company's expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated.

      Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 under "Forward-Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                               At          At          At
                                            June 30,  December 31,  June 30,
                                              2007        2006        2006
                                                 (dollars in thousands)
                                                      (unaudited)
    Selected Financial Condition Data
     (at end of period)

    Total assets                           $1,821,776  $1,890,976  $1,875,676
    Loans                                     768,739     759,147     723,924
    Allowance for loan losses                   7,367       7,193       7,346
    Mortgage-backed and related
     securities:
      Available for sale, at estimated
       fair value                             599,326     643,164     653,046
      Held to maturity, at cost               207,262     226,162     245,812
    Investment securities:
      Available for sale, at estimated
       fair value                              88,566      98,952      88,598
      Held to maturity, at cost                 1,353       1,351       1,348
    Federal Home Loan Bank stock, at cost      15,540      25,614      27,364
    Deposits                                1,336,350   1,282,475   1,195,058
    Long-term obligations                     110,012     149,998     157,469
    Shareholders' equity                      115,494     110,604     105,156
    Nonperforming assets                        2,324       2,110       3,237
      Nonaccrual loans                          1,637       1,333       1,424
      Loans 90 days past due                      408         128         692
      Restructured loans                          179         220         239
      Other real estate owned                      23         351         841
      Repossessed assets                           77          78          41

    Asset Quality Ratios:
    Nonaccruing loans to total loans             0.21%       0.18%       0.20%
    Allowance for loan losses to
     nonaccruing loans                         450.03      539.61      515.87
    Allowance for loan losses to
     nonperforming assets                      317.00      340.90      226.94
    Allowance for loan losses to total
     loans                                       0.96        0.95        1.01
    Nonperforming assets to total assets         0.13        0.11        0.17
    Net charge-offs to average loans             0.04        0.14        0.14

    Capital Ratios:
    Shareholders' equity to total assets         6.34        5.85        5.61
    Average shareholders' equity to
     average total assets                        6.22        5.99        5.94

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:


                                              At          At          At
                                           June 30,  December 31,  June 30,
                                             2007        2006        2006
                                                    (in thousands)
                                                     (unaudited)
    Real Estate Loans:
      Construction                           $46,876     $39,588     $33,084
      1-4 Family Residential                 223,996     227,354     222,332
      Other                                  177,918     181,047     173,776
    Commercial Loans                         125,609     118,962     104,623
    Municipal Loans                          110,416     106,155     105,316
    Loans to Individuals                      83,924      86,041      84,793
    Total Loans                             $768,739    $759,147    $723,924



                                            At or for the     At or for the
                                          Three Months Ended Six Months Ended
                                               June 30,          June 30,
                                            2007     2006     2007     2006
                                             (dollars in       (dollars in
                                              thousands)        thousands)
                                             (unaudited)       (unaudited)
    Selected Operating Data:
    Total interest income                  $24,380  $23,925  $49,577  $46,494
    Total interest expense                  14,319   13,388   29,490   25,388
    Net interest income                     10,061   10,537   20,087   21,106
    Provision for loan losses                  217      448      334      729
    Net interest income after provision
     for loan losses                         9,844   10,089   19,753   20,377
    Noninterest income
      Deposit services                       4,270    3,947    8,198    7,416
      Gain on sale of securities available
       for sale                                  6      101      435      224
      Gain on sale of loans                    724      469    1,069      842
      Trust income                             576      403    1,040      807
      Bank owned life insurance income         268      265      532      509
      Other                                    818      782    1,526    1,267
        Total noninterest income             6,662    5,967   12,800   11,065
    Noninterest expense
      Salaries and employee benefits         7,298    7,310   14,402   14,730
      Occupancy expense                      1,190    1,201    2,358    2,374
      Equipment expense                        242      225      470      428
      Advertising, travel & entertainment      449      472      870      924
      ATM and debit card expense               242      275      496      445
      Director fees                            141      167      268      312
      Supplies                                 188      168      336      352
      Professional fees                        240      318      551      633
      Postage                                  155      155      303      305
      Telephone and communications             193      191      384      354
      Other                                  1,118    1,081    2,254    2,140
        Total noninterest expense           11,456   11,563   22,692   22,997
    Income before income tax expense         5,050    4,493    9,861    8,445
    Provision for income tax expense           463      950    1,511    1,674
    Net income                              $4,587   $3,543   $8,350   $6,771

    Common Share Data:
    Weighted-average basic shares
     outstanding                           13,035   12,853   13,008   12,830
    Weighted-average diluted shares
     outstanding                           13,436   13,337   13,429   13,326
    Net income per common share
      Basic                                 $0.35    $0.28    $0.64    $0.53
      Diluted                                0.34     0.27     0.62     0.51
    Book value per common share               -        -       8.83     8.16
    Cash dividend declared per common
     share                                   0.12     0.11     0.23     0.22

    Selected Performance Ratios:
    Return on average assets                 1.02%    0.77%    0.91%    0.74%
    Return on average shareholders'
     equity                                 15.79    13.30    14.70    12.53
    Average yield on interest earning
     assets                                  5.98     5.69     5.96     5.64
    Average yield on interest bearing
     liabilities                             4.27     3.79     4.28     3.65
    Net interest spread                      1.71     1.90     1.68     1.99
    Net interest margin                      2.57     2.61     2.52     2.67
    Average interest earning assets to
     average interest
      bearing liabilities                  125.70   122.80   124.37   122.67
    Noninterest expense to average total
     assets                                  2.55     2.51     2.49     2.53
    Efficiency ratio                        65.47    67.16    66.72    68.37

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)
                                Six Months Ended
                                  June 30, 2007

                                                 AVG.                    AVG.
                                               BALANCE      INTEREST    YIELD
    ASSETS

    INTEREST EARNING ASSETS:
    Loans (1) (2)                              $767,168     $26,259     6.90%
    Loans Held for Sale                           3,884          96     4.98%
    Securities:
    Investment Securities (Taxable) (4)          59,374       1,452     4.93%
    Investment Securities (Tax-Exempt)(3)(4)     40,893       1,449     7.15%
    Mortgage-backed and Related
     Securities (4)                             833,161      21,097     5.11%
    Total Securities                            933,428      23,998     5.18%
    Federal Home Loan Bank Stock & Other
     Investments, at cost                        21,517         700     6.56%
    Interest Earning Deposits                       551          17     6.22%
    Federal Funds Sold                            2,140          52     4.90%
    Total Interest Earning Assets             1,728,688      51,122     5.96%

    NONINTEREST EARNING ASSETS:
    Cash and Due From Banks                      42,669
    Bank Premises and Equipment                  33,952
    Other Assets                                 43,359
      Less:  Allowance for Loan Loss             (7,298)
    Total Assets                             $1,841,370

    LIABILITIES AND SHAREHOLDERS' EQUITY

    INTEREST BEARING LIABILITIES:
    Savings Deposits                            $51,815         334     1.30%
    Time Deposits                               540,684      13,072     4.88%
    Interest Bearing Demand Deposits            392,614       6,184     3.18%
    Total Interest Bearing Deposits             985,113      19,590     4.01%
    Short-term Interest Bearing
     Liabilities                                280,657       6,722     4.83%
    Long-term Interest Bearing
     Liabilities - FHLB                         103,515       2,318     4.52%
    Long-term Debt (5)                           20,619         860     8.30%
    Total Interest Bearing Liabilities        1,389,904      29,490     4.28%

    NONINTEREST BEARING LIABILITIES:
    Demand Deposits                             318,189
    Other Liabilities                            18,692
    Total Liabilities                         1,726,785

    SHAREHOLDERS' EQUITY                        114,585
    Total Liabilities and
    Shareholders' Equity                     $1,841,370

    NET INTEREST INCOME                                     $21,632
    NET YIELD ON AVERAGE EARNING ASSETS                                 2.52%

    NET INTEREST SPREAD                                                 1.68%

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)
                                Six Months Ended
                                  June 30, 2006

                                                 AVG.                    AVG.
                                               BALANCE      INTEREST    YIELD
    ASSETS

    INTEREST EARNING ASSETS:
    Loans (1) (2)                              $704,827     $22,952     6.57%
    Loans Held for Sale                           4,645         117     5.08%
    Securities:
    Investment Securities (Taxable) (4)          59,593       1,337     4.52%
    Investment Securities (Tax-Exempt)(3)(4)     44,994       1,591     7.13%
    Mortgage-backed and Related
     Securities (4)                             874,318      21,386     4.93%
    Total Securities                            978,905      24,314     5.01%
    Federal Home Loan Bank Stock & Other
     Investments, at cost                        29,056         694     4.82%
    Interest Earning Deposits                       691          17     4.96%
    Federal Funds Sold                              693          15     4.36%
    Total Interest Earning Assets             1,718,817      48,109     5.64%

    NONINTEREST EARNING ASSETS:
    Cash and Due From Banks                      45,926
    Bank Premises and Equipment                  33,534
    Other Assets                                 41,854
      Less:  Allowance for Loan Loss             (7,139)
    Total Assets                             $1,832,992

    LIABILITIES AND SHAREHOLDERS' EQUITY

    INTEREST BEARING LIABILITIES:
    Savings Deposits                            $50,663         312     1.24%
    Time Deposits                               433,362       8,827     4.11%
    Interest Bearing Demand Deposits            357,837       4,519     2.55%
    Total Interest Bearing Deposits             841,862      13,658     3.27%
    Short-term Interest Bearing
     Liabilities                                368,963       7,587     4.15%
    Long-term Interest Bearing
     Liabilities - FHLB                         169,749       3,345     3.97%
    Long-term Debt (5)                           20,619         798     7.70%
    Total Interest Bearing Liabilities        1,401,193      25,388     3.65%

    NONINTEREST BEARING LIABILITIES:
    Demand Deposits                             311,844
    Other Liabilities                            11,014
    Total Liabilities                         1,724,051

    SHAREHOLDERS' EQUITY                        108,941
    Total Liabilities and
    Shareholders' Equity                     $1,832,992

    NET INTEREST INCOME                                     $22,721
    NET YIELD ON AVERAGE EARNING ASSETS                                 2.67%

    NET INTEREST SPREAD                                                 1.99%


    (1) Interest on loans includes fees on loans which are not material in amount.

    (2) Interest income includes taxable-equivalent adjustments of $1,108 and $1,113 for the six months ended June 30, 2007 and 2006, respectively.

    (3) Interest income includes taxable-equivalent adjustments of $437 and $502 for the six months ended June 30, 2007 and 2006, respectively.

    (4) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

    (5) Represents junior subordinated debentures issued by Southside Bancshares, Inc. to Southside Statutory Trust III in connection with the issuance of Southside Statutory Trust III of $20 million of trust preferred securities.

    Note: As of June 30, 2007 and 2006, loans totaling $1,637 and $1,424, respectively, were on nonaccrual status.
    The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)
                               Three Months Ended
                                  June 30, 2007

                                                  AVG.                   AVG.
                                                BALANCE     INTEREST    YIELD
    ASSETS

    INTEREST EARNING ASSETS:
    Loans (1) (2)                              $768,744     $13,238     6.91%
    Loans Held for Sale                           4,458          55     4.95%
    Securities:
    Investment Securities (Taxable) (4)          50,584         616     4.88%
    Investment Securities (Tax-Exempt)(3)(4)     40,747         726     7.15%
    Mortgage-backed and Related
     Securities (4)                             804,026      10,163     5.07%
    Total Securities                            895,357      11,505     5.15%
    Federal Home Loan Bank Stock & Other
     Investments, at cost                        17,778         330     7.45%
    Interest Earning Deposits                       550          10     7.29%
    Federal Funds Sold                            1,945          23     4.74%
    Total Interest Earning Assets             1,688,832      25,161     5.98%

    NONINTEREST EARNING ASSETS:
    Cash and Due From Banks                      40,259
    Bank Premises and Equipment                  35,342
    Other Assets                                 42,910
      Less:  Allowance for Loan Loss             (7,360)
    Total Assets                             $1,799,983

    LIABILITIES AND SHAREHOLDERS' EQUITY

    INTEREST BEARING LIABILITIES:
    Savings Deposits                            $52,454         170     1.30%
    Time Deposits                               548,969       6,711     4.90%
    Interest Bearing Demand Deposits            395,653       3,144     3.19%
    Total Interest Bearing Deposits             997,076      10,025     4.03%
    Short-term Interest Bearing
     Liabilities                                231,818       2,776     4.80%
    Long-term Interest Bearing
     Liabilities - FHLB                          94,082       1,086     4.63%
    Long-term Debt (5)                           20,619         432     8.29%
    Total Interest Bearing Liabilities        1,343,595      14,319     4.27%

    NONINTEREST BEARING LIABILITIES:
    Demand Deposits                             320,966
    Other Liabilities                            18,927
    Total Liabilities                         1,683,488

    SHAREHOLDERS' EQUITY                        116,495
    Total Liabilities and
    Shareholders' Equity                     $1,799,983

    NET INTEREST INCOME                                     $10,842
    NET YIELD ON AVERAGE EARNING ASSETS                                 2.57%

    NET INTEREST SPREAD                                                 1.71%

                          AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)
                               Three Months Ended
                                  June 30, 2006

                                                 AVG.                    AVG.
                                               BALANCE      INTEREST    YIELD
    ASSETS

    INTEREST EARNING ASSETS:
    Loans (1) (2)                              $715,423     $11,816     6.62%
    Loans Held for Sale                           4,826          64     5.32%
    Securities:
    Investment Securities (Taxable) (4)          51,840         594     4.60%
    Investment Securities (Tax-Exempt)
     (3) (4)                                     40,557         720     7.12%
    Mortgage-backed and Related
     Securities (4)                             897,645      11,149     4.98%
    Total Securities                            990,042      12,463     5.05%
    Federal Home Loan Bank Stock & Other
     Investments, at cost                        28,507         350     4.92%
    Interest Earning Deposits                       825           8     3.89%
    Federal Funds Sold                              543           6     4.43%
    Total Interest Earning Assets             1,740,166      24,707     5.69%

    NONINTEREST EARNING ASSETS:
    Cash and Due From Banks                      43,345
    Bank Premises and Equipment                  33,549
    Other Assets                                 39,442
      Less:  Allowance for Loan Loss             (7,200)
    Total Assets                             $1,849,302

    LIABILITIES AND SHAREHOLDERS' EQUITY

    INTEREST BEARING LIABILITIES:
    Savings Deposits                            $51,402         165     1.29%
    Time Deposits                               460,139       4,897     4.27%
    Interest Bearing Demand Deposits            354,549       2,342     2.65%
    Total Interest Bearing Deposits             866,090       7,404     3.43%
    Short-term Interest Bearing
     Liabilities                                378,536       4,037     4.28%
    Long-term Interest Bearing
     Liabilities - FHLB                         151,794       1,534     4.05%
    Long-term Debt (5)                           20,619         413     7.92%
    Total Interest Bearing Liabilities        1,417,039      13,388     3.79%

    NONINTEREST BEARING LIABILITIES:
    Demand Deposits                             313,422
    Other Liabilities                            11,958
    Total Liabilities                         1,742,419

    SHAREHOLDERS' EQUITY                        106,883
    Total Liabilities and
    Shareholders' Equity                     $1,849,302

    NET INTEREST INCOME                                     $11,319
    NET YIELD ON AVERAGE EARNING ASSETS                                 2.61%

    NET INTEREST SPREAD                                                 1.90%


    (1) Interest on loans includes fees on loans which are not material in amount.

    (2) Interest income includes taxable-equivalent adjustments of $560 and $552 for the three months ended June 30, 2007 and 2006, respectively.

    (3) Interest income includes taxable-equivalent adjustments of $221 and $230 for the three months ended June 30, 2007 and 2006, respectively.

    (4) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

    (5) Represents junior subordinated debentures issued by Southside Bancshares, Inc. to Southside Statutory Trust III in connection with the issuance of Southside Statutory Trust III of $20 million of trust preferred securities.

    Note: As of June 30, 2007 and 2006, loans totaling $1,637 and $1,424, respectively, were on nonaccrual status.

    The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.




SOURCE  Southside Bancshares, Inc.
    -0-                             08/06/2007
    /CONTACT: Lee Gibson, +1-903-531-7221, for Southside Bancshares, Inc./ /Web site: http://www.southside.com /
    (SBSI)

CO:  Southside Bancshares, Inc.
ST:  Texas
IN:  FIN
SU:  ERN

JA-AE
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4731 08/06/2007 17:33 EDT
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